UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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IRONWOOD PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ironwoodians:

Today we are mailing a second letter to Ironwood shareholders in connection with the Annual Meeting of Shareholders scheduled for May 31, 2018. The letter includes an interview with our three director nominees, Larry Olanoff, Amy Schulman and Doug Williams, providing insight into how our Board operates, how our directors approach their role and why this upcoming election of directors matters for Ironwood. I hope you can find time to read the letter which you can find here.

This is a critical and exciting period for Ironwood. We must collaborate closely to deliver fully on our 2018 goals, and at the same time execute a smooth and high-quality separation. Importantly, we believe we have just the right Board in place to oversee this value creation opportunity.

As we approach our annual meeting, those of you who are Ironwood shareholders will likely receive multiple mailings and letters from both the company and Sarissa, which is seeking a Board seat for its chief investment officer, Alex Denner. Many of you have also asked how you can help support the company during the proxy contest. Here’s how:

•                  Vote today: For all of our employee shareholders, regardless of the number of shares you own, please support our Board’s nominees on the WHITE proxy card. More information on how to vote can be found here: www.ironwoodannualmeeting.com.

•                  Stay focused on our 2018 goals: As we’ve said, we have a small, dedicated team managing the proxy contest. The most important thing for the rest of us to do is to “do your jobs” (as Bill Belichick says) — stay focused on executing on our strategic priorities for the year.

As always, my gratitude to all of you for the passion you bring every day to Ironwood and patients. With our plans to separate into two nimble, focused businesses that each have huge growth opportunities, we are entering an exciting time of transformative change for all of us. But there is one thing that will not change, and that is our mission: to create and commercialize innovative drugs that change patients’ lives.

Peter

Additional Information

On May 2, 2018, Ironwood filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the company’s 2018 Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the company’s website at www.ironwoodpharma.com.  If you have any questions regarding this information or the proxy materials, please contact MacKenzie Partners, Inc., our proxy solicitor assisting us in connection with the annual meeting, toll-free at (800) 322-2885 or at (212) 929-5500 or via email to proxy@mackenziepartners.com.